Waddell & Reed, Inc.                        ------------------------------------
P.O. Box 29217                              Division Office Stamp
Shawnee Mission, KS
66201-9217                                  ------------------------------------

                                            Trans Code: ________________________
                                            Date Transmitted: __________________

                              United Group of Funds
                                   APPLICATION

                              (NON-RETIREMENT PLAN)

1
================================================================================
I (We) make application for an account to be established as follows:

REGISTRATION TYPE (check one only)

|_| Single Name     |_| Joint Tenants W/ROS
    TOD (Transfer On Death)   |_| Yes    |_| No
|_| Uniform Gifts (Transfers) To Minors (UGMA/UTMA)
|_| Dated Trust         Date of Trust |_|_|_|_|_|_|_|_|
                                      (Month/Day/Year)
|_| Declaration of Trust Revocable (Attach CUF 0022)
    NOT AVAILABLE IN ILLINOIS
|_| Other: ______________________________________________________

================================================================================
REGISTRATION     |_| NEW ACCOUNT or
                 |_| NEW FUND FOR EXISTING ACCOUNT |_|_|_|_|_|_|_|_|
                     (must have same ownership):

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Individual Name (exactly as desired)/Trustee/Custodian (Tax-responsible party)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name of Trust, if applicable

|_|_|_|_|_|_|_|_|_|                                |_|_|_|_|_|_|_|_|
Social Security # or Taxpayer Identification #       Date of Birth
                                                   (Month/Day/Year)

            |_|_|_|_|_|_|_|_|
       Cumulative Discount Number
(from existing account(s) if applicable)

__________________________________________
Relationship of Joint Owner, if Applicable

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)

|_|_|_|_|_|_|_|_|_|                               |_|_|_|_|_|_|_|_|
Social Security # or Taxpayer Identification #      Date of Birth
                                                  (Month/Day/Year)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Mailing Address

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|             |_|_|_|_|_|_|_|_|_|   |_|_|
Telephone (home)                                City                  State

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|             |_|_|_|_|_|-|_|_|_|_|
Telephone (work)                                Zip Code

____________________________
Citizenship (Required in VA)

================================================================================
INVESTMENTS Make check payable to Waddell & Reed, Inc.

                                                     (Check appropriate box)
                                   Automatic Investment Service         Dividend/capital gain
    Fund            Amount         to be established?                   payment options*
(enter code)       Enclosed        (If Yes Complete Sections 3 and 5)   RR       CC       CR
  |_|_|_|       $____________      |_| Yes         |_| No               |_|      |_|      |_|

  |_|_|_|       $____________      |_| Yes         |_| No               |_|      |_|      |_|

  |_|_|_|       $____________      |_| Yes         |_| No               |_|      |_|      |_|

  |_|_|_|       $____________      |_| Yes         |_| No               |_|      |_|      |_|

  |_|_|_|       $____________      |_| Yes         |_| No               |_|      |_|      |_|

          Total $____________

* RR = Reinvest Div/Cap Gain
  CC = Cash Div/Cap Gain
  CR = Cash Div/Reinvest Cap Gain
All Dividends/Capital Gains under $5.00 will be Reinvested.
See Section 10 if you wish your distributions to go to another Fund or Account.

UNITED FUNDS CODES       A       B       C
                      Shares  Shares  Shares
Income                  621     121     321
Science & Technology    622     122     322
Accumulative            623     123     323
Bond                    624     124     324
International Growth    625     125     325
Continental Income      627     127     327

                         A       B       C
                      Shares  Shares  Shares
High Income             628     128     328
Vanguard                629     129     329
New Concepts            630     130     330
High Income II          634     134     334
Small Cap               677     177     377
Retirement Shares       680     180     380

                         A       B       C
                      Shares  Shares  Shares
Asset Strategy          684     184     384
Cash Management         750     150     350
Government Securities   753     153     353
Municipal Bond          760     160     360
Municipal High Income   762     162     362

================================================================================

CAP1                                                                 Page 1 of 6

2
================================================================================
CLASS A SHARES ONLY

This purchase may be entitled to a reduced sales charge for the following reason(s):

|_| Existing Letter of Intent (LOI) for $ ____________________ under LOI number _________________

|_| Letter of Intent for $ _____________________ is hereby executed. See below for amounts and Section 11 for terms and conditions.
      $100,000   $200,000   $300,000   $500,000   $1,000,000   $2,000,000

|_|   Shareholder(s) has CUMULATIVE DISCOUNT NUMBER |_|_|_|_|_|_|_|_|

|_| Shareholder linked to following existing accounts for Rights of Accumulation purposes:
            Account numbers(s)

            |_|_|_|_|_|_|_|_|   |_|_|_|_|_|_|_|_|   |_|_|_|_|_|_|_|_|

            |_|_|_|_|_|_|_|_|   |_|_|_|_|_|_|_|_|

|_| Other accounts are being opened at this time that qualify to be linked for Rights of Accumulation. The accounts are being opened under the names and tax identification numbers as follows:

         Tax Identification Number      Names(s)

           |_|_|_|_|_|_|_|_|_|          ________________________________________

           |_|_|_|_|_|_|_|_|_|          ________________________________________

           |_|_|_|_|_|_|_|_|_|          ________________________________________

================================================================================

3
================================================================================
FINANCIAL INSTITUTION INFORMATION

This information will be used for electronically processing the following (check applicable boxes):

|_| Dividend/Capital gain distributions

|_| Automatic Investment Service (Complete Sec. 5)

|_| Flexible Withdrawal Service (Complete Sec. 6)

|_| Expedited redemptions for United Cash Management Fund (Complete Sec. 7)

PLEASE COMPLETE THE FOLLOWING IN ITS ENTIRETY.

__________________________________________________________________
NAME OF DEPOSITOR (as shown on financial institution records)

__________________________________________________________________
FINANCIAL INSTITUTION NAME

__________________________________________________________________
FINANCIAL INSTITUTION ADDRESS

__________________________________________________________________
CITY/STATE/ZIP

__________________________________________________________________
Account Number at Financial Institution

__________________________________________________________________
Financial Institution ABA Routing Number

Check One
|_| Checking Account     |_| Savings Account

                  Tape your voided check or deposit slip here

Bank and credit union routing information
For deposits or withdrawals:

      To your checking account, please tape a voided check to provide bank or credit union account information.

      To your savings account, please tape a preprinted deposit slip. (Do not staple the slips.)

================================================================================

CAP1                                                                 Page 2 of 6

4
================================================================================
BENEFICIARY: For TOD (Transfer On Death) Accounts Only

        Full Name of Beneficiary            Tax Identification Number       Date of Birth      Relationship    Percent
_______________________________________        |_|_|_|_|_|_|_|_|_|        |_|_|_|_|_|_|_|_|   ______________   ________%
                                                                          (Month/Day/Year)

_______________________________________        |_|_|_|_|_|_|_|_|_|        |_|_|_|_|_|_|_|_|   ______________   ________%
                                                                          (Month/Day/Year)

_______________________________________        |_|_|_|_|_|_|_|_|_|        |_|_|_|_|_|_|_|_|   ______________   ________%
                                                                          (Month/Day/Year)

_______________________________________        |_|_|_|_|_|_|_|_|_|        |_|_|_|_|_|_|_|_|   ______________   ________%
                                                                          (Month/Day/Year)

================================================================================

5
================================================================================
ESTABLISH AUTOMATIC INVESTMENT SERVICE

    Fund      Draft Is To Begin On            Draft Amount            Frequency (check one - monthly will be used if not checked)
(Enter code)    (Month/Day/Year)        $25.00 Minimum Per Fund          Monthly        Quarterly       Semi-Annual     Annual
  |_|_|_|       |_|_|_|_|_|_|_|_|       $______________________            |_|             |_|              |_|           |_|

  |_|_|_|       |_|_|_|_|_|_|_|_|       $______________________            |_|             |_|              |_|           |_|

  |_|_|_|       |_|_|_|_|_|_|_|_|       $______________________            |_|             |_|              |_|           |_|

  |_|_|_|       |_|_|_|_|_|_|_|_|       $______________________            |_|             |_|              |_|           |_|

  |_|_|_|       |_|_|_|_|_|_|_|_|       $______________________            |_|             |_|              |_|           |_|

Authorization to honor checks drawn by Waddell & Reed, Inc.

As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified below, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry. I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.

6
================================================================================
ESTABLISH FLEXIBLE WITHDRAWAL SERVICE

     Fund
(See Section 1     Effective Beginning                   Amount                                        Frequency
  for Codes)       (Month) (Day) (Year)  Indicate dollars, shares or percentage   (check one - monthly will be used if not checked)
                                                                                  Monthly     Quarterly     Semi-Annual     Annual
    |_|_|_|         |_|_|2|0|_|_|_|_|    $______________________ |_|$ |_|SH |_|%    |_|          |_|           |_|           |_|

    |_|_|_|         |_|_|2|0|_|_|_|_|    $______________________ |_|$ |_|SH |_|%    |_|          |_|           |_|           |_|

    |_|_|_|         |_|_|2|0|_|_|_|_|    $______________________ |_|$ |_|SH |_|%    |_|          |_|           |_|           |_|

    |_|_|_|         |_|_|2|0|_|_|_|_|    $______________________ |_|$ |_|SH |_|%    |_|          |_|           |_|           |_|

Make Payable as follows

|_|   Electronically as per Section 3 instructions (complete section 3)

|_|   By check to owner(s) of the account listed in the registration

|_| By check to alternate payee as shown below (complete Alternate Payee below)

|_| By check to owner(s) of the account at the alternate address shown below (complete Alternate Address below).

Designate Alternate Payee or Address

Complete this section if the check is TO BE PAYABLE TO AN ALTERNATE PAYEE (other than as registered) or SENT TO AN ALTERNATE ADDRESS. If sending FWS to another fund/account please indicate Account, Fund and Amount. Must be same class of shares.

Alternate Payee/Address                                  Alternate Account/Fund
____________________________________________________     |_|_|_|_|_|_|_|_|   |_|_|_|   $______________________
Name or institution                                           Account          Fund             Amount

____________________________________________________     |_|_|_|_|_|_|_|_|   |_|_|_|   $______________________
Street                                                        Account          Fund             Amount

____________________________________________________     |_|_|_|_|_|_|_|_|   |_|_|_|   $______________________
City/State/Zip                                                Account          Fund             Amount

____________________________________________________     |_|_|_|_|_|_|_|_|   |_|_|_|   $______________________
Bank Account Number (if applicable)                           Account          Fund             Amount

================================================================================

CAP1                                                                 Page 3 of 6

================================================================================
FLEXIBLE WITHDRAWAL REQUIREMENTS AND CONSIDERATIONS

1. This application directs Waddell & Reed Services Company to redeem the amounts listed on the 20th day of the indicated month, or if not a business day, on the preceding business day.

2. Allow ten days from the date your instructions are received in the home office for processing of any changes and/or initiation of a Flexible Withdrawal Service.

3. The aggregate total investment, or the present net asset value of the shareholder's United Group of Funds combined accounts should exceed $10,000. You may add to your account by additional investments of at least $1,000, except in United Cash Management, Inc., which has no minimum additional investment amount.

4. Minimum withdrawals for dollars or shares are $50 aggregate or a 5 share minimum per fund.

5. If a percentage is shown for monthly withdrawals, 1/12th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made quarterly, 1/4th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made semi-annually, 1/2 of the indicated percentage will be redeemed.

6. Information about the federal tax status of shares redeemed through the Flexible Withdrawal Services will be mailed to shareholders annually.
================================================================================

7
================================================================================
ESTABLISH EXPEDITED REDEMPTION SERVICE
     FOR UNITED CASH MANAGEMENT FUND        Fund Code |_|_|_|_|

|_| Check Box to Establish Service and Complete Section 3.

On United Cash Management Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares as long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the United Cash Management Account.
================================================================================

8
================================================================================
CHECK SERVICE (CLASS "A" SHARES ONLY)
    (Check appropriate box and complete this section)
    |_| United Government Securities Fund Code 753
    |_| United Cash Management Fund Code 750

SIGNATURE AUTHORIZATION FOR WRITING CHECKS

The payment of funds on the conditions set forth below is authorized by the persons signing below (the Shareholder).

UMB BANK, N.A. (the Bank) is authorized by the Shareholder to honor any checks for not less than $250 presented against this account and is directed to forward said checks to the redemption agent of United Cash Management, Inc. and United Government Securities, Inc. (the "Mutual Funds") as authority to pay the checks. Checks will be paid by redeeming a sufficient number of shares for which share certificates have not been issued in the Shareholder's account with the Mutual Funds.

Checks will be subject to the Bank's rules and regulations governing such checks, including the right of the Bank not to honor checks in amounts exceeding the value of the Shareholder's account with the Mutual Funds at the time the check is presented for payment. Shareholder hereby authorizes the Mutual Funds or their redemption agent to honor redemption requests presented in the above manner by the Bank.

It is further agreed as follows:

    1. Shareholder(s) below waive the right to receive the cancelled check(s) after each check is processed and the underlying shares of the Mutual Funds have been redeemed.

    2. The account may not be used for any purpose other than the presentment, forwarding and payment of checks relating to an account in the Mutual Funds.

    3. The Bank reserves the right to change, modify or terminate this agreement at any time upon notification mailed to the address noted on the reverse side of this card.

BY SIGNING BELOW, THE SIGNATOR(S) SIGNIFIES AGREEMENT TO BE SUBJECT TO THE RULES AND REGULATIONS OF UMB BANK, N.A. PERTAINING THERETO AND AS AMENDED FROM TIME TO TIME, AND TO THE CONDITIONS PRINTED ABOVE.

Authorized Signature(s)     "A" SHARES ONLY
|_| Check box if more than one signature required on checks

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


================================================================================

CAP1                                                                 Page 4 of 6

9
================================================================================
ESTABLISH FUNDS PLUS SERVICE (automatically exchange shares of money market fund into same class of shares of another fund)

Check applicable box and complete requested information

|_| From new money market account established with this application

|_| From existing United Cash Management Account
    Account number |_|_|_|_|_|_|_|_|               Fund code |_|_|_|

Exchange to be invested in:

                               FUNDS PLUS Service                         Frequency (check one - monthly
                                  To Begin On                              will be used if not checked)
  Account number    Fund code   (Month/Day/Year)       Amount       Monthly   Quarterly   Semi-Annual   Annual
|_|_|_|_|_|_|_|_|    |_|_|_|   |_|_|_|_|_|_|_|_|   $____________      |_|        |_|         |_|          |_|

|_|_|_|_|_|_|_|_|    |_|_|_|   |_|_|_|_|_|_|_|_|   $____________      |_|        |_|         |_|          |_|

|_|_|_|_|_|_|_|_|    |_|_|_|   |_|_|_|_|_|_|_|_|   $____________      |_|        |_|         |_|          |_|

|_|_|_|_|_|_|_|_|    |_|_|_|   |_|_|_|_|_|_|_|_|   $____________      |_|        |_|         |_|          |_|

================================================================================

10
================================================================================
ALTERNATE DIVIDEND AND CAPITAL GAIN PAYMENTS

To send distributions (Section 1) to a third party, or to another United Fund account, please fill in the appropriate information below.

TO ALTERNATE PAYEE: (complete below)           To another United Fund:

____________________________________________
Name                                             Account number    Fund code
                                               |_|_|_|_|_|_|_|_|    |_|_|_|
____________________________________________
Address (including apartment or box number)    Must be to same class of shares

____________________________________________
City/State/Zip
================================================================================

11
================================================================================
LETTER OF INTENT TERMS AND CONDITIONS (Class A shares only)

1. This Agreement does not bind the investor to buy, or Waddell & Reed, Inc. to sell, any shares.

2. This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.

3. Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.

4. If the amount invested during the 13-month period covered by this Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.

5. If the amount invested during the 13-month period covered by this Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.

6. While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.

7. Shares purchased directly to United Cash Management, Inc. will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
================================================================================

CAP1                                                                 Page 5 of 6

12
================================================================================
CONFIDENTIAL DATA (Required)

1. Marital Status: __________________
   (Required in VA)

2. Gross Family Income:  $_______________

3. Taxable Income: $_______________

4. Number of Dependents: ____

5. Occupation: __________________________________________________

6. Employer Name: __________________________________________________

7. Employer Address: __________________________________________________

8. Savings and Liquid Assets:  $_____________________

9. Other Assets (excluding home, furnishings, cars): $_____________________

10. Net Worth (Assets minus liabilities): $_____________________

11. Are you associated with an NASD Member? |_| Yes |_| No

12. Investment Objectives (mark all that apply):

    |_| Retirement Savings    |_| Reserves       |_| College Funds
    |_| Buy Major Asset       |_| Other Needs/Goals (specify in Special Remarks)

13. Special Remarks/Considerations:_____________________________________________

________________________________________________________________________________

14. Residence Address:           _______________________________________________
    (if different from Mailing   Street          City        State     Zip
    Address in Section 1)

(Required in CT)

15. Was this investment solicited by a W&R                        |_| Yes |_| No
    Advisor/Representative?

16. Has any beneficial owner of this account conducted any prior |_| Yes |_| No investment activity?

    If yes, which owner(s)?_____________________________________________________

17. Are proceeds from the sale of another security being used to |_| Yes |_| No open this account?

    If yes, specify:____________________________________________________________
================================================================================

13
================================================================================
ACKNOWLEDGEMENT

o I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.

o Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

o I (we) understand that there may be a deferred sales charge upon the redemption of any Class B or C shares held in the account for less than the time specified in the prospectus.

Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

__________________________________  _________________________  _________________
           (Signature)                   (Printed Name)         (Title, if any)

__________________________________  _________________________  _________________
           (Signature)                   (Printed Name)         (Title, if any)

__________________________________  _________________________
(Advisor/Representative Signature)           (Date)

Advisor/Representative Number |_|_|_|_|_|
================================================================================

-----------------------------------------
Check Any Items Enclosed With Application

|_| Declaration Trust Revocable (CUF0022)
                                                 -------------------------------
|_| Additional Applications ______               OSJ:
                                                 (H.O. USE)
|_| Check enclosed # ______

|_| Other: ______
--------------------------------------------------------------------------------

CAP1                                                                 Page 6 of 6